Exhibit 99.1
Contacts:
Andrew Kaplan	Jonathan Korzen
Chief Financial Officer	Director of Public Relations
(973) 837-2734	(973) 837-2718
akaplan@audible.com	jkorzen@audible.com

AUDIBLE ANNOUNCES 88% YEAR-OVER-YEAR CONTENT AND SERVICES REVENUE GROWTH; RAISES 2004 GUIDANCE

Company Reports Record New AudibleListener Membership Additions,
Solid Free Cash Flow and Profit Growth

WAYNE, N.J., November 2, 2004 - Audible, Inc. (NASDAQ: ADBL), the leading provider of digitally delivered spoken word audio, today announced financial results for the three months ended September 30, 2004.

Third quarter highlights:

•	Total revenue of $9.3 million, up 87% over the third quarter of 2003 and 15% over the second quarter of 2004.

•	Net content and services revenue of $9.0 million, up 88% over the third quarter of 2003 and 14.5% over the second quarter of 2004.

•	Net income of $483,884 and EPS of $0.02

•	Free cash flow* of $1.0 million, compared to ($593,000) cash used in the third quarter of 2003 and $611,000 in the second quarter of 2004.

•	The addition of 40,566 new customers, of which 31,726, or a record 78%, were AudibleListener(R) members. Newly acquired AudibleListeners rose 29% over the second quarter of 2004.

"The third quarter was marked by important growth initiatives and particularly strong new AudibleListener memberships," noted Donald R. Katz, Chairman and CEO, Audible, Inc. "Our success converting one-time buyers and free content users to AudibleListener membership is reflected in the numbers and percentage of new AudibleListener customers versus the total new customers. The strong operational performance in the quarter was matched by important strategic advances, notably our announcement of imminent operations in both France and Germany and our exciting partnership with Sprint, Audible's first major wireless carrier technology and co-marketing alliance."

Recent highlights:

•	Audible, Bertelsmann's Verlagsgruppe Random House and holtzbrinck networXs announced the forthcoming launch of audible.de, a German language version of the Audible service.
•	During the quarter, Audible and Bertelsmann's France Loisirs announced audible.fr, a local operation dedicated to bringing the spoken word to the French-speaking world.
•	Audible and Sprint PCS launched an AudibleReady(R) marketing and technology program with Sprint PCS Vision Smart Devices from Audiovox, palmOne, and Samsung. Each new Smart Device will be marketed with the Audible service through Sprint's retail or business channels and are shipping with full Audible marketing support, including in-device audio samples, free trials, and rebate offers with membership.

Business Outlook

The Company has raised its guidance of 2004 total revenue to the range of $33 million to $34 million, up from the previously announced range of $29.5 million to $31.5 million. This would represent a revenue growth rate of 71% to 76% over $19.3 million reported in total revenue in 2003. Management also raised its guidance of 2004 total free cash flow to $2.5 million to $3.0 million from the previously stated expectation of $2.0 million to $2.4 million. Audible expects net income for the full year of 2004 to be at the higher end of the $1.0 million to $1.4 million range before dividend and preferred stock conversion charges.

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss these results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call the dial-in number is (877) 236-1078 or +1 (213) 408-0633 for international callers. A dial-in replay will be available on Wednesday, November 3 at (888) 566-0191 or +1 (402) 351-0790, and the audio replay will be available online at www.audible.com/ir.

*Use of Non-GAAP Measures

Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment. However, this non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of this non-GAAP measure is contained in tabular form on the attached unaudited financial statements.

To enhance the clarity of Audible's operating expense presentation, certain operating expenses for historical periods in the attached Statements of Operations have been reclassified to conform to the current presentation.

About Audible.com:
Audible.com, recently named the best consumer Web service by CNet.com, and one of the "Best of Today's Web" by PC World, features daily audio editions of The Wall Street Journal and The New York Times — available on a subscription basis in time for the morning drive to work each day—as well as Forbes, Harvard Business Review, Scientific American, and Fast Company. The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Janet Evanovich, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson, and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered, Car Talk, Fresh Air, and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady(R) portable digital audio players offered by leading consumer electronics and computer manufacturers.

About Audible, Inc.:
Audible(R) (www.audible.com(R)) is the Internet's leading premium spoken audio source. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady(R) computer-based mobile devices. Audible has more than 55,000 hours of audio programs from more than 175 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is Amazon.com's and the Apple iTunes Music Store's pre-eminent provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc. in the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business relationships are Apple Corp., Creative Labs, Hewlett-Packard Company, Microsoft Corporation, palmOne, Inc., PhatNoise Inc., RealNetworks, Inc., Rio Audio, Roxio, Inc., Sony Electronics, Texas Instruments Inc., and VoiceAge Corporation.

Audible, www.audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

-more-

AUDIBLE INC.
COMPARATIVE STATEMENTS OF OPERATIONS

	Three months ended
	September 30,	June 30,
	2004	2004
	(unaudited)	(unaudited)
Revenue:
Consumer content	$9,110,575	$7,938,082
Point of sale rebates	(101,640)	(67,775)
Services	17,791	12,901
Net content and services	9,026,726	7,883,208

Hardware	186,408	162,749
Related party revenue	65,762	-
Other	-	16,131
Total revenue, net	9,278,896	8,062,088

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	2,838,098	2,600,606
Discount certificate rebates	434,170	305,235
Total cost of content and services revenue	3,272,268	2,905,841

Cost of hardware revenue	747,734	613,568
Operations	1,318,442	1,196,685
Technology and development	1,271,737	1,280,970
Marketing	1,180,929	999,711
General and administrative	959,518	840,537
Total operating expenses	8,750,628	7,837,312

Income from operations	528,268	224,776

Other income, (expense)
Interest income	23,467	44,688
Interest expense	(10,069)	(14,090)
Total other income, net	13,398	30,598

Income before income taxes	541,666	255,374

Income taxes	(57,782)	(18,789)

Net income	$483,884	$236,585

Basic net income per common share	$0.02	$0.01

Weighted average basic common shares outstanding	21,270,416	21,238,711

Diluted net income per common share	$0.02	$0.01

Weighted average diluted shares outstanding	23,678,669	23,620,502

AUDIBLE INC.
STATEMENTS OF OPERATIONS

	Three months ended		Nine Months ended
	September 30,		September 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenue, net:
Consumer content	$9,110,575	$4,789,921	$23,724,075	$12,882,505
Point of sale rebates	(101,640)	-	(285,645)	-
Services	17,791	20,337	47,794	78,918
Net content and services	9,026,726	4,810,258	23,486,224	12,961,423

Hardware	186,408	136,198	530,874	488,522
Related party revenue	65,762	-	65,762	-
Other	-	16,126	32,257	48,378
Total revenue, net	9,278,896	4,962,582	24,115,117	13,498,323

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	2,838,098	1,331,162	7,492,866	3,434,745
Discount certificate rebates	434,170	-	778,505	-
Total cost of content and services revenue	3,272,268	1,331,162	8,271,371	3,434,745

Cost of hardware revenue	747,734	444,544	1,879,337	1,505,356
Operations	1,318,442	960,695	3,658,374	2,847,021
Technology and Development	1,271,737	1,198,418	3,807,839	3,638,851
Marketing	1,180,929	1,038,313	3,332,926	3,596,592
General and administrative	959,518	867,025	2,367,233	2,074,113
Total operating expenses	8,750,628	5,840,157	23,317,080	17,096,678

Income (loss) from operations	528,268	(877,575)	798,037	(3,598,355)

Other income, (expense)
Interest income	23,467	5,171	83,122	15,183
Interest expense	(10,069)	-	(26,347)	-
Total other income, net	13,398	5,171	56,775	15,183

Income (loss) before taxes	541,666	(872,404)	854,812	(3,583,172)

Income taxes	(57,782)	-	(76,571)	-

Net income (loss)	483,884	(872,404)	778,241	(3,583,172)

Dividends on convertible preferred stock	-	(454,197)	(614,116)	(1,194,828)
Preferred stock discount	-	(1,444,444)	-	(1,444,444)
Charges related to conversion of convertible preferred stock	-	-	(9,873,394)	-
Total preferred stock expense	-	(1,898,641)	(10,487,510)	(2,639,272)

Net income (loss) applicable to common shareholders	$483,884	$(2,771,045)	$(9,709,269)	$(6,222,444)

Basic net income (loss) per common share	$0.02	$(0.27)	$(0.48)	$(0.60)

Weighted average basic common shares outstanding	21,270,416	10,341,019	20,394,380	10,335,469

Diluted net income (loss) per common share	$0.02	$(0.27)	$(0.48)	$(0.60)

Weighted average diluted shares outstanding	23,678,669	10,341,019	20,394,380	10,335,469

AUDIBLE INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
Assets	2004	2003
	(unaudited)

Current Assets
Cash and cash equivalents	$11,447,683	$9,074,987
Accounts receivable, net of allowance	530,230	245,641
Accounts receivable from related parties	65,762	-
Royalty advances	28,500	72,338
Prepaid expenses and other current assets	638,424	596,720
Inventory	150,838	99,936
Total current assets	12,861,437	10,089,622

Property and equipment, net	963,950	272,851
Other assets	20,805	418,524

Total Assets	$13,846,192	$10,780,997

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$713,989	$526,359
Accrued expenses and compensation	3,567,463	2,809,860
Royalty obligations	261,500	408,000
Capital lease obligations	274,864	-
Deferred revenue and advances	1,186,249	873,520
Total current liabilities	6,004,065	4,617,739

Deferred cash compensation	-	58,750

Stockholders' Equity
Convertible preferred stock: Series A	-	13,027,375
Convertible preferred stock: Series B	-	1,137,500
Common stock	215,110	150,155
Additional paid-in capital	139,288,050	110,507,841
Deferred compensation and services	(169,086)	(239,425)
Notes due from stockholders for common stock	-	(58,750)
Treasury stock at cost	(184,740)	(184,740)
Accumulated deficit	(131,307,207)	(118,235,448)
Total Stockholders' Equity	7,842,127	6,104,508

Total Liabilities and Stockholders' Equity	$13,846,192	$10,780,997

AUDIBLE INC.
CONDENSED STATEMENTS OF CASH FLOWS

	Three months ended			Nine months ended
	September 30,			September 30,
	2004		2003	2004	2003
	(unaudited)			(unaudited)
Cash flows from operating activities:
Net income (loss)		$483,884	$(872,404)	$778,241	$(3,583,172)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization		121,857	95,489	377,284	403,555
Services rendered for common stock and warrants		-	143,378	432,327	884,068
Non-cash compensation charge		14,913	29,142	70,339	139,630
Non-cash forgiveness of notes due from stockholders for common stock		-	-	-	198,995
Deferred cash compensation		-	-	(58,750)	-
Changes in assets and liabilities:
Accounts receivable, net		(87,246)	60,138	(284,589)	(61,330)
Accounts receivable from related parties		(65,762)	-	(65,762)	-
Royalty advances		(14,700)	142,461	43,838	11,761
Prepaid expenses and other current assets		295,916	184,297	(41,704)	394,655
Inventory		52,094	99,866	(50,902)	(123,062)
Other assets		-	(151,658)	397,719	(238,427)
Accounts payable		224,055	(382,340)	187,630	(461,616)
Accrued expenses and compensation		117,608	256,736	765,103	646,662
Royalty obligations		(19,000)	(114,000)	(146,500)	(132,500)
Deferred revenue and advances		114,411	(31,630)	312,729	185,390

Net cash provided by (used in) operating activities		1,238,030	(540,525)	2,717,003	(1,735,391)

Cash flows from investing activities:
Purchases of property and equipment		(87,269)	(52,792)	(325,080)	(93,979)
Net cash used in investing activities		(87,269)	(52,792)	(325,080)	(93,979)

Cash flows from financing activities:
Proceeds from sale of Series C Convertible Preferred Stock, net		-	5,859,772	-	5,859,772
Proceeds from exercise of common stock warrants		-	-	27,500	-
Proceeds from exercise of common stock options		34,529	30,037	362,962	30,037
Payments received on notes due from stockholders for common stock		-	-	58,750	-
Principal payments made on capital lease obligations		(149,874)	-	(468,439)	-
Net cash (used in) provided by financing activities		(115,345)	5,889,809	(19,227)	5,889,809

Increase in cash and cash equivalents		1,035,416	5,296,492	2,372,696	4,060,439

Cash and cash equivalents at beginning of period		10,412,267	1,586,027	9,074,987	2,822,080
Cash and cash equivalents at end of period		$11,447,683	$6,882,519	$11,447,683	$6,882,519

Non-cash investing and financing activities:
Purchase of property and equipment through capital leases		$-	$-	$743,302	$-
Reversal of unused accrued expense related to Series C financing		-	-	7,500	-
	$		$-	$750,802	$-

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities		$1,238,030	$(540,525)	$2,717,003	$(1,735,391)
Purchases of property and equipment and capital lease payments		(237,143)	(52,792)	(793,519)	(93,979)

Non-GAAP Free Cash Flow		$1,000,887	$(593,317)	$1,923,484	$(1,829,370)